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                                                                       EXHIBIT 5

                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                  May 11, 2001


DoubleClick Inc.
450 West 33rd Street
New York, New York 10001

          Re: DoubleClick Inc. Registration Statement on Form S-8 for an aggregate of 422,800 Shares of Common Stock and Related Stock Options

Ladies and Gentlemen:

         We have acted as counsel to DoubleClick Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 422,800 shares of common stock (the "Shares") and related stock options for issuance under the FloNetwork Inc. Share Incentive Plan (the "Plan").

         This opinion is being furnished in accordance with the requirements of
Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the assumption of the Plan and the outstanding options thereunder. Based on such review, we are of the opinion that if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plans or the shares of Common Stock issuable under the Plans.

                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP
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                                          BROBECK, PHLEGER & HARRISON LLP